UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2018, the Board of Directors (the “Board”) of Merrimack Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Organization and Compensation Committee of the Board (the “Committee”), approved the annual performance-based cash bonus program for 2018 (the “2018 Bonus Program”) for Richard Peters, the Company’s President and Chief Executive Officer, and Jean M. Franchi, the Company’s Chief Financial Officer and Treasurer.

Dr. Peters’ target bonus under the 2018 Bonus Program is 65% of his 2018 base salary and will be based solely on the achievement of the Company’s corporate objectives.

The Company’s corporate objectives for 2018 generally relate to delivering clinical trial data, advancing select preclinical programs, engaging with the financial and medical communities, strengthening the Company’s financial position and preparing the Company for 2019.

Ms. Franchi’s target bonus under the 2018 Bonus Program is 35% of her 2018 base salary and will be based 80% on the achievement of the Company’s corporate objectives and 20% on the achievement of specified individual objectives.

Ms. Franchi’s individual objectives for 2018 generally relate to overseeing the Company’s finance function and implementing the Company’s financing and investor relations strategies.

Notwithstanding the foregoing, the Board (or the Committee in the case of Ms. Franchi) has the authority to, in its sole discretion, make discretionary adjustments to the 2018 Bonus Program, including adjusting the bonus percentages in connection with its review of Dr. Peters’ and Ms. Franchi’s performance, modifying the amount of the bonus above or below the amount calculated and modifying the corporate and individual objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: March 29, 2018	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel